Exhibit 10.31
AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (“Agreement”) is entered into effective January 1, 2026 (the “Effective Date”) by and between Hamilton Beach Brands Holding Company (the “Company”) and Alfred M. Rankin, Jr. (“Consultant”).

WITNESSETH:

WHEREAS Consultant and Company entered into the Agreement on January 1, 2019;

WHEREAS Consultant and Company anticipate a reduction in the amount of services to be provided by Consultant beginning on January 1, 2026.

WHEREAS Consultant and Company wish to amend the Agreement to reduce the Consulting Fees payable to Consultant under the Agreement to reflect the anticipated reduction in services.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Consultant and Company agree that effective January 1, 2026, Section 3(a) of the Consulting Agreement shall be deleted in its entirety and replaced with the following language:

(a)Consulting Fees. For consulting services rendered under this Agreement, the Company shall pay Consultant a monthly consulting fee of $16,666.67. Such amount shall be paid to Consultant, in arrears, in the form of a single lump sum payment within ten (10) business days following the end of each calendar month during the Term.

2. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect.

3. This Amendment may be executed in one or more counterparts, the aggregate of which shall constitute a single Amendment.

Signature Page Follows

Exhibit 10.31
Executed on the dates indicated below.

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Andrew C. Carington
Printed Name:	Andrew C. Carington
Title:	SVP, General Counsel & Secretary
Date:	12/11/25

ALFRED M. RANKIN, JR

By:	/s/ Alfred M. Rankin, Jr.
Date:	12/9/25

Signature Page to Amendment to Consulting Agreement